Exhibit 23.1



                        Consent of Independent Auditors




Board of Directors
Trusted Information Systems, Inc.

We consent to incorporation by reference in the Registration Statements (Form S-8) listed below of our report dated February 28, 1996, with respect to the consolidated financial statements of Trusted Information Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 27, 1996.

     1) No. 333-20311   1994 Stock Option Plan
     2) No. 333-20313   Amended and Restated 1996 Stock Option Plan




                                          /s/ Ernst & Young LLP


Vienna, Virginia
March 27, 1997